UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2010

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, SYNNEX Corporation (“SYNNEX”) amended the restricted stock unit award (the “RSUs”) granted to each of Dennis Polk, SYNNEX’ Chief Operating Officer, and Peter Larocque, SYNNEX’ President, U.S. Distribution (each, an “Officer”). Subject to certain conditions, the RSUs will continue to vest in full on the fifth anniversary of April 29, 2010 (the “Original Grant Date”). A portion of the RSUs will vest upon the fourth and fifth anniversary of the Original Grant Date provided that the Officer remains in continuous employment by SYNNEX through the vesting date. An additional portion of the RSUs will vest on the fourth and fifth anniversary of the Original Grant Date provided, that (i) the Officer remains in continuous employment by SYNNEX through the vesting date and (ii)(A) on the fourth anniversary of the Original Grant Date, SYNNEX achieves on a cumulative basis, 5% compound annual growth rate (“CAGR”) in earnings before income and taxes (“EBIT”) from continuing operations in fiscal years ending November 30, 2011 through 2013, and (B) on the fifth anniversary of the Original Grant Date, SYNNEX achieves on a cumulative basis, 5% CAGR in EBIT from continuing operations in fiscal years ending November 30, 2011 through 2014. In the event of an Officer’s death prior to the fifth anniversary of the Original Grant Date, SYNNEX will transfer to such Officer’s estate the number of shares that would have vested on an annual basis on or prior to such Officer’s death. The amended form of stock unit agreement is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Unit Agreement (performance vesting), as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2010

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Unit Agreement (performance vesting), as amended.